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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Standard Commercial Corporation on Form S-3 of our report dated June 28, 1996, appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Raleigh, North Carolina
March 21, 1997